67INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES Purpose of the Policies 4.D.1. To point out the restrictions and obligations applicable to the Linked Parties with FEMSA, that have knowledge of Privileged Information and/ or Confidential Information, and to executing Transactions with FEMSA’s Securities, in accordance to the securities laws applicable to FEMSA. 4.D.2. To avoid responsibilities and sanctions that FEMSA and the Linked Parties may incur for violations of securities laws. Treatment of Privileged Information and Confidential Information 4.D.3. Definition of Privileged Information. - Information related to acts or events that are not publicly known and that may influence the prices of FEMSA’s Securities or that may be considered material by an investor to decide whether to buy or sell FEMSA’s Securities. 4.D.4. Definition of Confidential Information. - Information qualified by FEMSA with such characteristic, as in documents, agreements, or when such characteristic is given by applicable law, and that is related to FEMSAS’s Securities registration in the Registry, public offerings and acquisitions or transfer of FEMSA’s shares. 4.D.5. Treatment of Privileged Information.- Any Linked Parties having Privileged Information or Confidential Information of FEMSA shall: a) Keep the information as confidential. b) Not disclose it to persons that do not require it for their activities related to FEMSA. c) Use it exclusively to perform their activities in FEMSA. d) Abstain from informing or giving comments related to such information to any third parties. 4.D.6. The Senior Executives or the persons they appoint in charge of the processes of registration in the Registry of FEMSA’s Securities, public offerings and acquisitions or transfer of FEMSA’s shares, as well as such other FEMSA’s processes and strategic projects, shall keep a record of the Linked Parties with access to Privileged Information and Confidential Information and deliver a copy to the secretary of the Board. The records shall include the information of the Linked Party, as well as the description of the Privileged Information or Confidential Information that was accessed. Additionally, each record shall be signed by the Linked Party that has accessed the Privileged Information or Confidential Information (including the date, source and hour, in which access to the information happened), declaring commitment to keep it confidential and in compliance with these Policies. Policies on Transactions with FEMSA’s Securities RELATED PEOPLE AND SECURITIES TRANSACTIONS

68 INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES 4.D.7. For an effective access to Privileged Information or Confidential Information, the Linked Parties shall comply with the following: a) a) Subscribe the confidentiality agreements that FEMSA requests for the performance of their activities; b) Consult and access Privileged Information or Confidential Information exclusively through sources duly authorized by FEMSA; c) Maintain an effective separation and access control to the files where Privileged Information and Confidential Information of FEMSA is kept; and d) Comply with the ethics code of FEMSA. Transactions with FEMSA’s Securities 4.D.8. Linked Parties shall observe the following rules: a) Abstain to execute Transactions with FEMSA’s Securities in the following cases: a) If they have Privileged Information or Confidential Information. b) If there is an announcement from FEMSA restricting such transactions, even in the Operating Periods. c) In periods in which FEMSA’s Securities of the same class or series are being publicly issued, except for the exercise of their preemptive rights as a shareholder, in compliance with laws or a notice of FEMSA allowing it. b) Furthermore, Linked Parties should abstain from purchasing or otherwise acquire, directly or indirectly FEMSA’s Securities for a period of three months from their last sale made in respect of any class of Securities of FEMSA. They must also abstain during any period of three months to sell or otherwise dispose of FEMSÁ s Securities, commencing from the last acquisition of FEMSÁ s Securities. c) c) Execute Securities Transactions only in the period of operation informed by FEMSA. These periods of operation are formally communicated by the secretary of the Board of Directors of FEMSA before their start and generally begin on the third business day following the day on which FEMSA discloses its quarterly reports and ends: (i) four weeks after for the fourth quarter reported during February, and (ii) six weeks after for the first, second and third quarter reported during the months of April, July and October, respectively. d) Adjust to the following principles: a) Transparency in the execution of Securities Transactions. b) Equality of opportunities towards the other market participants in execution of Securities Transactions. c) Observance of securities best practices. Policies on Transactions with FEMSA’s Securities RELATED PEOPLE AND SECURITIES TRANSACTIONS

69INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES d) Absence of conflict of interests. e) Prevention of improper conducts that can origin in the use of Privileged Information. 4.D.9. In the event any Linked Parties intends to perform any Securities Transactions with FEMSA’s Securities in the United States or in another country other than Mexico, in addition to compliance with the Policies, they shall comply with any requirement imposed by the securities laws of the countries in which they intend to perform these transactions. Each Linked Party must comply and meet the requirements set forth by such securities laws. Disclosure of Securities Transactions 4.D.10. Under the Mexican Securities Market Law, any person who directly or indirectly has ten percent or more of the shares of FEMSA and members of the Board of Directors and certain Senior Officers, as applicable, must report to the CNBV, any purchase or sale of FEMSA’s Securities completed during a quarter, or in a period of five business days, if the amount exceeds one million UDIs. 4.D.11. The information delivered to the authorities or public, to comply with securities laws, must not be false, wrong, or induce wrong conclusions about FEMSA’s situation. 4.D.12. In accordance to the securities laws, the secretary of the Board shall send every year a communication to each of the Directors and Executive Officers, requesting information about the number, series and class of shares they own, directly or indirectly, as well as the amount and percentage they represent on FEMSA’s capital stock. 4.D.13. Additionally, the Linked Parties that have access to Confidential Information, shall prepare and provide a report, in the form attached hereto as Exhibit D, each time they enter into Securities Transactions with FEMSA’s Securities. The report shall be delivered to the secretary of the Board, no later than ten business days following the execution of the corresponding transaction. Responsible Persona, Assistance for Policy Compliance, Disciplinary Measures 4.D.14. The person responsible to observe full compliance of these Policies shall be the secretary of the Board, who can be contacted for any doubts about its scope. Also, in an event of breach of these Policies, the person responsible shall inform the Board. 4.D.15. The secretary of the Board shall give notice about the Policies to the Linked Parties, who shall declare in writing their acknowledgment and adherence to them. Also, when modifications to the Mexican Securities Market Law, the Rules and/or other Policies on Transactions with FEMSA’s Securities RELATED PEOPLE AND SECURITIES TRANSACTIONS

70 INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES securities laws that imply modification to the Policies, notice will be given, with acknowledgment, to the Linked Parties in order for them to be updated on any changes to the Policies. 4.D.16. Any breach to the Policies could result for FEMSA and/or the Linked Person, in administrative or criminal responsibility, in Mexico and in the United States of America, or any other country, as the case may be. FEMSA at its discretion could take any actions against the Linked Parties that violate the Policies. Related Parties to FEMSA 4.D.17. In accordance to the Mexican Securities Market Law it is considered that in addition to the Linked Parties, the other Related Parties to FEMSA and Subsidiaries have Privileged Information, unless proven otherwise, so in accordance to such law, the sections 4.D.5, 4.D.8., a) y b), 4.D.9, 4.D.10, 4.D.11 y 4.D.12 are applicable to such Related Parties. Policies on Transactions with FEMSA’s Securities RELATED PEOPLE AND SECURITIES TRANSACTIONS

71INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES This report is delivered in accordance to the Policies on Transactions with FEMSA’s Securities and Article 5, VIII of the Disposiciones de carácter general aplicables a las operaciones con valores que realicen los consejeros, directivos y empleados de entidades financieras y demás personas obligadas of the CNBV, published in the Mexican Official Federal Diary on November 4th, 2014. Exhibit D Form of Report for Transactions with FEMSA’s Securities *In accordance with the Securities Market Law this policy has been approved by the Board of Directors. Text transcribed as it was approved. Name of Linked Party: Post in FEMSA: Date of the FEMSA’s Securities Transactions: Market Intermediary: Description of the FEMSA’s Securities Transactions: (price, volume, type, series or class of securities) [Place and date] [Signature] __________________________________________ RELATED PEOPLE AND SECURITIES TRANSACTIONS

INTERNAL USE DOCUMENT GENERAL ASPECTS

73INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES 1. Application These FEMSA Corporate Policies, corporate standards, and its corporate procedures, arising therefrom, are mandatory for FEMSA and all of its employees (“Employees”). For purposes of these policies, the term “FEMSA” also includes all of the subsidiaries of Fomento Económico Mexicano, S.A.B. de C.V. These FEMSA Corporate Policies represent the minimum standards that we must meet, in case local legislation is different from the policy, we must abide by the highest applicable standards. The Business Units may issue policies and other complementary operating Internal Regulations, without contravening these FEMSA Corporate Policies, corporate standard, and corporate procedures. 2. Control We establish necessary controls to prevent, identify, investigate, sanction, and remedy any possible risk of violation of these FEMSA Corporate Policies and others FEMSA Internal Regulations. 3. Exceptions The Chief Executive Officer of the corresponding Business Unit and the Chief Executive Officer of FEMSA may approve exceptions to this policy, with the approval of FEMSA’s Legal Department or the Legal Director of the corresponding Business Unit, such exception may not be contrary to the provisions of the applicable legislation, nor to the policies and regulations approved by the Board of Directors. 4. Monitoring and update These FEMSA Corporate Policies are permanently monitored by the control areas of FEMSA’s Business Units and by FEMSA’s Corporate Governance and Regulations. These policies are reviewed by FEMSA’s Corporate Governance and Regulations area on a regular basis and may propose modifications with the purpose to be updated to address additional issues arising from various situations in our business, as well as from the dynamics of the environment in general. Such proposals of modifications to the Policies shall be approved by the Chief Executive Officer of FEMSA or by the Board of Directors, as required by the applicable legislation to the Issuer. 5. Reports Any breach or possible risk of breach to the legal dispositions or to the Internal Regulations shall be reported through our Ethics Line. 6. Corrective measures The non-compliance of this Corporate Policies will be subject to corrective measures. The severity of such measure will depend on the seriousness and impact of the non-compliance, which may include the Employee dismissal, regardless of filling a complaint with the competent authorities, as the case may be, in accordance with the applicable legislation. When there is any doubt about the existence of a breach of this Corporate Policies, the corresponding Ethics Committee will proceed to assess whether the breach materialized and, where appropriate, to validate and assess the seriousness and impact of the breach in accordance with the available evidence, before the corrective measure is imposed to the potential offender. With the organizational support that is deemed necessary, the corrective measures will be determined and applied in accordance with the procedure established by the FEMSA Ethics Committee. 7. Corporate standards and Procedures The current corporate standards and procedures are available in the Humans Resources corporate portal within the section Corporate Governance. GENERAL ASPECTS

74 INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES For purposes of these Corporate Policies, the following terms shall have the meanings set forth herein, when used in both singular and plural: Anything of Value, includes any type of tangible or intangible benefit that has value for the individual, the Public Official, including his relatives, companies, affiliates, friends or other entities linked to him/her, for example: cash, contributions in kind, product, cash equivalents (gift cards, etc.), advantageous conditions, gratuities, bonuses, discounts, favors, benefits, salaries, commissions, loans, gifts, prizes, food and beverages, political contributions, donations (institutional or charitable), offers of employment, promises of future employment, any type of concession in a contract, product or service, or any other form of compensation. Assets Owned by FEMSA, all assets and property owned by FEMSA and its Subsidiaries. Audit Committee, FEMSA’s audit committee. Authorized Activities, it is understood that activities are related to the line of business of FEMSA and its Subsidiaries if they are performed by Senior Executives or Directors of FEMSA and its Subsidiaries (i) as a result of recognition made by FEMSA and its Subsidiaries due to their professional activity, moral qualities and personal qualities; (ii) established by law or as a result of employment benefits; (iii) to carry out activities to promote coexistence, welfare, culture, education and sports among those who provide services to FEMSA and its Subsidiaries; and (iv) for the promotion and development of activities related to environmental conservation and community support. Board of Directors, the Board of Directors of FEMSA. Bribery, is any payment, delivery, offer, promise or authorization, directly or indirectly, of any amount of money, Gifts, services, travel, commissions or Anything of Value, to any private individual, Public Official or equivalent (including Relatives), to obtain an Undue Advantage or Benefit. Business relationship, that connection or link that FEMSA has with its possible or current customers, suppliers or Third parties, through the possible or current sale or purchase of products, provision of services, alliance or collaboration to carry out a common objective, whether or not this relationship is documented, or covered by an agreement, arrangement, contract, invoice or order for a product or service. Business Unit, business segment with its own objectives, that groups several companies controlled by FEMSA. Businesses serving other segments of FEMSA’s business are considered as a Business Unit. Code of Conduct, a document that contains specific behaviors of certain operational areas to carry out their activities in alignment with the FEMSA Code of Ethics. Definitions GENERAL ASPECTS

75INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES Confidential Information, confidential information qualified by FEMSA, as such as in documents, contracts or agreements, or when it has such character in terms of applicable legal provisions, and/or that is related to processes of registration of FEMSA’s Securities in the Registry, public offerings and acquisitions or disposals of FEMSA’s own shares. Confidential Information includes personal data (regulated by the applicable personal data protection laws), as well as Relevant Information and Insider Information (regulated by the Mexican Securities Market Law), notwithstanding the existence of FEMSÁ s provisions specifically applicable to the latter. Conflict of Interest, arises when professional, personal, family, business or any other type of interests influences or affects the judgment, objectivity, loyalty, decision-making, duties and/ or responsibilities of any Employee in FEMSA, and which implies that such interests are contrary to the interests of FEMSA, and/or there is a damage to FEMSA, and It generates a direct or indirect benefit to the Employee or a Relative, and/or such interests affect or favor third parties. Contract, any agreement by means of which rights and obligations for FEMSA are generated, transferred, modified or extinguished, and which are entered into by and between: (i) FEMSA directly or through one or more of its Subsidiaries, and one or more Third Parties; or (ii) FEMSA companies. Control, shall mean the capacity of a person or Group of People to carry out any of the following acts: a) Impose, directly or indirectly, decisions at general shareholders’, partners’ or equivalent bodies’ meetings, or appoint or remove the majority of directors, administrators or their equivalents of a legal entity. b) Maintain ownership of the rights that allow to exercise, directly or indirectly, the vote regarding more than fifty percent of the capital stock, of a legal entity. c) Direct, directly or indirectly, the management, strategy or main policies of a legal entity, whether through the ownership of securities, by contract or otherwise. Corporate Practices and Nominations Committee, FEMSA’s corporate practices and nominations committee that assists the Board of Directors in certain activities. Credit, any type of financing, loan, guarantee or legal act that implies economic or financial support. Director, any member of the Board of Directors. Economic Added Value (EVA®), is a financial tool that is determined as the difference, in real terms, between the Economic Profit generated in the year (year 0) compared to that of the previous year (year -1). Economic Profit, is the surplus that remains to the Shareholders after deducting from the operating profits of the business the financial cost of the debt and the minimum return expected by the investors. Employees, unionized and non-unionized workers in FEMSA’s companies. Entertainment, artistic, cultural, recreational, sporting, and musical events, including, but not limited to, passes and tickets, among others. Ethics Committee, a body formed by a representative of Human Resources, Internal Audit, Legal, Finance and the Chief Legal Compliance Officer FEMSA or the Compliance Officer of the corresponding Definiciones GENERAL ASPECTS

76 INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES Business Unit, which ensures compliance with FEMSA Code of Ethics, ensures the dissemination, understanding and use of both FEMSA Code of Ethics and FEMSA Ethics Line and guidance in dealing with reports, questions and concerns received in the Ethics Line. FEMSA, Fomento Económico Mexicano, S.A.B. de C.V. including all its Subsidiaries. FEMSA Code of Ethics, a document that contains FEMSA’s ethical principles, unifies criteria and establishes a common reference framework that gives direction for acting in an integral manner, it is also a useful work tool that guides correct and value-driven decision-making. FEMSA’s Corporate Governance and Regulations, area reporting to the Legal department of FEMSA. FEMSA Corporate Policies, documents that contain the general principles that govern the conduct of FEMSA and its Employees in a relevant topic or area, keep order and consistency between Business Units and/or mitigate critical or high-impact risks that affect the Business Units and which are authorized by FEMSA Chief Executive Officer, or by the Board of Directors, as applicable. FEMSA Ethics Line, is a formal mechanism that is used by Directors and Employees, as well as by Third Parties with whom FEMSA has any relationship in the development of its operations, to report any non- compliance and/or possible risk of non-compliance of FEMSA’s Code of Ethics, FEMSA Corporate Policies, and other Internal Regulations as well as to address any doubts or concerns. FEMSA Securities, the shares and other securities issued by FEMSA. FEMSA Suppliers Guiding Principles, mean the basic standards that must be met by those who intend to be or are suppliers of FEMSA, including any modification or update that FEMSA makes to said document from time to time and is communicated to them by email. Gift, is Anything of Value, tangible or intangible, that is given free of charge to one or more people or organizations. Government Entity or Equivalent, means (i) any branch, level or constituency of a government (including the legislative, executive or judicial branches, whether at the municipal, state, federal or national level); (ii) an autonomous public body; (iii) a company with state participation; (iv) a public international organization (for example, UN, World Bank, OAS), or (v) a political party. Group of People, the people who have agreements, of any nature, to make decisions in the same direction. They are presumed, in the absence of evidence to the contrary, to constitute a group of people: a) People related by blood, marriage or civil relationship up to the fourth degree, spouses, concubines and cohabitants. b) Companies that are part of the same consortium or business group and the person or group of people that have control over these companies. Definiciones GENERAL ASPECTS

77INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES Indirectly, the use of any means, mechanism or person to carry out a conduct, including through outside agents, consultants, advisers or any other type of intermediary. Information Security, area of security information of FEMSA led by the Chief Information Security Officer. Insider Information, information regarding acts or events that are not in the public domain and that could influence the prices of FEMSA’s securities or that could be considered important by an investor in deciding whether to buy or sell FEMSA’s securities. Institutional Relations, are those relations whose main objective is to establish, maintain and consolidate local, regional, national and international links with public and private organizations and entities, in the field of the sector of interest, under different modalities of cooperation. Intermediary, means any Third Party that carries out or intends to carry out operations in the name and/or on behalf of FEMSA, with any Public Official, Government Entity or Equivalent, PEP or Similar and/or with any other Third Party Internal Regulations, FEMSA Code of Ethics, FEMSA Corporate Policies, corporate standards, corporate procedures, operating policies, operating standards, operating procedures, work regulations, and any other internal document authorized by management to have such effect. Issuer, Fomento Económico Mexicano, S.A.B. de C.V. and/ or Coca-Cola FEMSA, S.A.B. de C.V. Joint Venture or JV, means the companies, corporations, associations, organizations and business chambers and other legal entities, in which FEMSA has a shareholding or social participation of less than 100%, or representation of its members less than 100%. Linked Individuals, refers, with respect to the Issuers, to the following people: a) The Directors of FEMSA, b) FEMSA’s Senior Executives. c) FEMSA’s executives and employees who hold executive positions in the areas of administration, finance, treasury, planning, investor relations, and legal. d) FEMSA’s executives and employees responsible for operating the repurchase and sale of shares. e) FEMSA’s Employees that participate in the preparation, analysis, approval and presentation of information to be provided to the stock exchange authorities, to the Stock Exchanges and to the investing public. f) Related People that have Confidential Information and Insider Information of FEMSA. Mexico, United Mexican States. National Banking and Securities Commission or CNBV, the National Banking and Securities Commission of Mexico. Definiciones GENERAL ASPECTS

78 INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES Operation and Strategy Committee, the Operation and Strategy Committee of FEMSA. Ordinary Course of Business, the following activities are considered part of FEMSA’s Ordinary Course of Business: a) Production, distribution, purchase, sale or supply of all types of beverages, b) Establishment of shops and warehouses. c) Production, purchase, sale and distribution of all types of groceries, food and provisions. d) Provision and receipt of all types of services. e) Franchise agreements for the transfer or license of industrial property. f) Supply of materials, products and equipment for the beverage industry, storage, convenience stores or commerce. g) Transportation of all types of products. h) Purchase and sale of real estate and other assets related to the above activities. i) Credits allowed under the “Policy for Granting Credits to Related People”. j) Any other operation or activity that is permitted by the bylaws of FEMSA or its Subsidiaries or that is required for the fulfillment of the corporate purpose of FEMSA and its Subsidiaries. Owner, is the shareholder or majority partner, and/ or any person with power to influence decisively on the resolutions adopted in the control bodies of the company, or in the management, conduct and execution of their business. PEP or Similar, means any individual who performs or has performed prominent public functions in a foreign country or in national territory, considering, among others, heads of state or government, political leaders, public officials, judicial or military senior officials, senior executives of state-owned companies or officials or important members of political parties. It will be considered as Similar to PEP the spouse, the concubine, the concubinary and the people with whom they maintain kinship by consanguinity or affinity up to the second degree, as well as the legal entities with whom the PEP maintains patrimonial ties, including but not limited to any person qualified as a “Politically Exposed Person” according to any list issued by national authorities, international organizations or authorities of other countries, which are recognized as officially issued in terms of the applicable international instruments. Periods of Operation, periods of operation for FEMSA Securities that are formally communicated by the secretary of the Board of Directors before their opening. Power of Command, the capacity to have a decisive impact on the agreements adopted at shareholders’ or Board of Directors’ meetings, or in the management, conduction and execution of FEMSA’s or its Subsidiaries’ business. People in any of the following situations are presumed to have Power of Command, unless proven otherwise: a) The shareholders that control FEMSA. b) Individuals who have ties with FEMSA or its Subsidiaries through life or honorary positions or any other title similar or analogous to the above. Definiciones GENERAL ASPECTS

79INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES c) People who have transferred Control of the legal entity under any title and free of charge or at a value lower than the market or accounting value to individuals with whom they are related by blood, marriage or adoption up to the fourth degree, the spouse, common-law wife or common-law husband. d) Those who instruct directors or Senior Executives of the legal entity, decision- making or the performance of operations in a company or in the legal entities it Controls. Promotional, they have the purpose of making their brand known, and promoting their products or services, usually distinguished with the logo of the company. Public Official, includes, but is not limited to, any person who holds a job, position or commission in:(i) any branch, level or constituency of government (including the legislative, executive or judicial branches, whether at the municipal, state, federal or national level); (ii) an autonomous public body; (iii) a company with state participation; (iv) a public international organization; or (v) a political party. Said term also includes any candidate for public office. Registry or RNV, National Securities Registry. Regulatory Agenda, a set of categories in which all of FEMSA’s possible regulatory and/or normative risks are organized. Related parties, related people of FEMSA or its Subsidiaries to any of the following: a) Those people who have Control or Significant Influence or who have Power of Command over FEMSA or its Subsidiaries. b) The Officers and Senior Executives of FEMSA and its Subsidiaries. c) The spouse, common-law wife or common- law husband and people related by blood or adoption up to the fourth degree or by marriage up to the third degree to individuals who are in one of the situations referred to in subparagraphs a) and b) above, and the partners and co-owners of the individuals referred to in those subparagraphs with whom they have business relations. d) FEMSA’s subsidiaries, as well as any other company over which FEMSA exercises Control or Significant Influence. e) Any company over which any of the people referred to in paragraphs a), b) and c) above exercise Control or Significant Influence. Relatives, includes spouse, same-sex or opposite- sex partner, parent, child, sibling, grandparent, great- grandparent, grandchild, great-grandson, uncle, nephew, great-uncle, cousin, father-in-law, son- in- law, daughter-in-law, brother-in-law, stepfather, stepmother, stepson, and anyone else who lives in our home or is financially dependent on us. Relevant Business, any entity or individual that is or pretends to become a client, supplier or business partner of FEMSA or any of the Business Units and whose Business Relationship represents 10% or more of the sales or purchases of such client, supplier, or business partner, or of the Business Unit of FEMSA. Risks and Controls Matrix, this is the document in which it is defined for each of the processes, the identified risks as well as the control activities that shall be complied to mitigate the inherent risks and Definiciones GENERAL ASPECTS

80 INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES those residual risks that exceed the risk appetite (acceptable risk for the business), establishing the necessary tests to verify the effectiveness of the defined control activities. Rules, The Disposiciones de carácter general aplicables a las operaciones con valores que realicen los consejeros, directivos y empleados de entidades financieras y demás personas obligadas of the CNBV, published in the Mexican Official Federal Diary on November 4th, 2014. Sanctions Guidelines, normative document that establishes the corrective measures for the breaches of Internal Guidelines. Securities Market Law, the Mexican Securities Market Law. Securities Transactions, those transactions entered into for their own account by the Related People, directly or indirectly, on: a) FEMSA securities registered in the Registry; b) Depositary receipts, commonly known as “American Depositary Receipts” (ADR’s), representing the FEMSA Securities indicated in the previous section, or with instruments similar or analogous to the former; and c) Derivative financial instruments, provided that they have FEMSA’s securities registered in the Registry as their underlying asset. Notwithstanding the foregoing, investments made by Related People in shares of investment funds, securities issued by trusts set up for that sole purpose in which such Related People do not intervene in investment decisions, bank securities representing a debt with a term equal to or less than one year payable by a credit institution, as well as ordinary participation certificates or optional securities referring, in both cases, to securities of two or more issuing entities, or to a group or baskets of shares or price indexes, shall not be considered as Transactions in FEMSA’s Securities. Senior Executive, the following people will be considered as FEMSA’s and Subsidiaries’ Senior Executives: a) The Chief Executive Officer of FEMSA; b) Employees who hold a position within the two levels immediately below the Chief Executive Officer of FEMSA; and c) Any other officer who holds the position of Chief Executive Officer of any of FEMSA’s subsidiaries or who is in charge of the following areas: production, distribution, marketing, finance, human resources, internal audit, tax, legal, public relations, government relations, investor relations, treasury, planning and administration. Shareholders, holders of shares representing the capital stock of FEMSA. Significant Influence, the ownership of rights that allow, directly or indirectly, the exercise of the vote with respect to at least twenty percent of the share capital of a legal entity. Symbolic Value, the amount established in the “Gifts, hospitality and/or Entertainment” corporate standard, which in no case may exceed in one year, jointly or separately, the maximum amount of US$100 dollars (one hundred dollars 00/100 currency of the current United States of America), or its equivalent in the local currency corresponding to the country where the Gift or hospitality is received or given. Definiciones GENERAL ASPECTS

81INTERNAL USE DOCUMENT FEMSA’S CORPORATE POLICIES Social Development Dimensions Model, a system that seeks to promote the integral development and quality of life of the Employee and his or her family, so that it has a positive impact on its environment and business strategy, and which is composed of the following dimensions: social, health, economic, labor and training. Subsidiary, any legal person in which FEMSA has a direct or indirect interest in its capital stock or equivalent and in which it maintains Control. Third Parties, it means any natural or legal person who is not part of FEMSA and who has or intends to have a commercial or contractual relationship with FEMSA, excluding final consumers and candidates for Employees. UDIs, Investment Units established by the Mexican Central Bank. Undue Advantage or Benefit, any benefit or favorable situation improperly sought, obtained or withheld through the action, intervention or omission of a private individual or Public Official. Vulnerable Activities, those operations considered as risky by the applicable legal provisions in the countries where FEMSA operates, since they could involve illegal funds. Definiciones GENERAL ASPECTS

www.femsa.com FEMSA’S Corporate Policies Monterrey, N.L. México September 2022 The information contained in this document is classified as Internal Use, therefore its use is exclusive to FEMSA personnel, and shall not be circulated or disclosed in whole or partially to personnel external to FEMSA.